Exhibit 1

TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:
Corporate Backed Trust Certificates, Ford Motor Co. Debenture-Backed Series 2001-36
*CUSIP:	21988G551	Class	A-1
	21988GBJ4	Class	A-2

In accordance with the Standard Terms for Trust Agreements, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending November 15, 2007.

INTEREST ACCOUNT

Balance as of	May 15, 2007.....	$0.00
	Scheduled Income received on securities.....	$2,252,288.50
	Unscheduled Income received on securities.....	$0.00

LESS:
	Distribution to Class A-1 Holders.....	-$2,208,412.75
	Distribution to Class A-2 Holders.....	-$43,875.75
	Distribution to Depositor.....	-$0.00
	Distribution to Trustee.....	-$0.00
Balance as of	November 15, 2007.....	$0.00

PRINCIPAL ACCOUNT

Balance as of	May 15, 2007.....	$0.00
Scheduled Principal received on securities.....		$0.00

LESS:
Distribution to Holders.....		-$0.00
Balance as of	November 15, 2007.....	$0.00

UNDERLYING SECURITIES HELD AS OF	November 15, 2007

Principal Amount	Title of Security
$58,501,000	Ford Motor Company 7.70% Debentures due May 15, 2097
	*CUSIP:	345370BS8

U.S. Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness.  It is included solely for the convenience of the Holders.